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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 pertaining to the Company's 1984 and 1991 Stock Option Plans, filed on April 15, 1993, the 1995 Stock Option Plan, filed on January 31, 1997, the amendment to the 1995 Stock Option Plan, filed on December 15, 1998, the 1999 Stock Option Plan, filed on December 15, 1998, the Summa ESOP and 401(k) Stock Option Plan, filed on September 8, 1997, the Calnetics Stock Option Plan, filed on October 21, 1997, the Falcon Acquisition Stock Option Plan, filed on December 15, 1998, the Plastron Acquisition Stock Option Plan, filed on May 20, 1999, and the previously filed Registration Statement on Form S-4 pertaining to the LexaLite Stock Option Plan, filed on September 9, 1996, with the Securities and Exchange Commission under the Securities Act of 1933.

                      /s/ Arthur Andersen LLP
                      ARTHUR ANDERSEN LLP

Los Angeles, California
October 30, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS